[eBay Logo]                                                EXHIBIT 10.23

SUBJECT TO COMPENSATION COMMITTEE APPROVAL

TO:     Matt Bannick
FROM:   eBay Inc.

RE:     Special Bonus Plan
DATE:   September 6, 2002
_____________________________________________________________________

eBay Inc. (the "Company") is pleased to provide you with this Special Bonus Plan ("Plan")in connection with your acceptance of a new position as Senior Vice President and General Manager, Global Online Payments and to encourage you to remain employed by the Company. Set forth below is the terms of the Plan.

Bonus Schedule:

Under the Plan, you are eligible to earn bonuses at the close of the Company's acquisition of PayPal and nine, eighteen and twenty-four months following such close, under the following schedule:

        Bonus Performance Period End Date               Bonus Amount
        ---------------------------------               ------------
        Deal Close                                      $250,000
        Nine Month Anniversary                          up to $250,000*
        18 Month Anniversary                            up to $250,000*
        24 Month Anniversary                            up to $250,000*

The last three bonus amounts (indicated by asterisks) will be performance based, using criteria to be agreed by you and eBay's CEO and COO related primarily to the integration and performance of eBay's PayPal subsidiary. The bonuses are subject to standard payroll deductions and withholdings. You must be employeed by the Company on the applicable Performance Period End Date in order to earn and receive the Bonus Amount(s),which will be paid out within thirty (30) days after the applicable Performance Period End Date. Your employment with the Company at all time remains "at will" and nothing herein shall be held or construed as altering the at-will relationship. Either you or the Company may terminate your employment at any time, with or without cause or advanced notice. You understand that if your employment ceases prior to a Bonus Performance Period End Date for any reason, you will not be eligible to receive the Bonus Amount for that or any subsequent perios and that no pro rata bonus can be earned. You also understand that should the pending acquisition of PayPal not take place for any reason, no bonus will be payable or paid under this Plan. The Plan will become effective upon your agreement to accept this new role at the Company and Copensation Committee approval.


Agreed and Accepted:
/s/ Matt Bannick
------------------                                      Date: Oct 3, 2002
Matt Bannick